                                                       EXHIBIT 99.24



NEWS                                                [COUNTRYWIDE FINANCIAL LOGO]


                                                INVESTOR CONTACT: (818) 225-3550
                                                   DAVID BIGELOW OR LISA RIORDAN
                                                   MEDIA CONTACT: (800) 796-8448
FOR IMMEDIATE RELEASE


                COUNTRYWIDE REPORTS OCTOBER 2004 OPERATIONAL DATA

             -- SERVICING PORTFOLIO SURPASSES $800 BILLION LEVEL -- -- PIPELINE OF LOANS-IN-PROCESS RISES TO $52 BILLION --
               -- OCTOBER FUNDINGS REMAIN STRONG AT $29 BILLION --

CALABASAS, CA (November 9, 2004) -- Countrywide Financial Corporation (NYSE:
CFC), a diversified financial services provider, released operational data for the month ended October 31, 2004. Highlights included the following:

    - Loan fundings were $29 billion for the month, a decline of 6 percent from the prior month, but an increase of 1 percent over October 2003. Year-to-date funding volume now totals $297 billion.

        - Reflecting a seasonal slow-down, monthly purchase volume fell 12 percent from last month to $15 billion, but was 20 percent higher than October 2003's level. Year-to-date purchase activity now stands at $145 billion, exceeding 2003's full year level of $130 billion.

        - Adjustable-rate fundings declined by 22 percent from the prior month to $16 billion, but were 53 percent greater than October 2003. Year-to-date volume reached $155 billion, an increase of 69 percent over calendar 2003 volume.

        - Home equity funding activity of $3.0 billion was 73 percent more than October 2003, but down 4 percent from last month. Year-to-date home equity production reached $25 billion.

        - Subprime volume totaled $3.3 billion, rising 35 percent from last October, but fell 16 percent from last month. Year-to-date subprime volume totaled $32 billion.

    - Average daily application activity was $2.0 billion during October, a decline of 5 percent from the prior month, but 27 percent greater than October 2003.

    - Led by a higher level of refinance activity, the pipeline of loans-in-process at October 31, 2004 increased by 2 percent over last month to $52 billion, and was 22 percent greater than October 2003.

    - The servicing portfolio set a new record, reaching $806 billion in October, surpassing the October 2003 level by $185 billion, or 30 percent.


                                     (more)
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2-2-2

    - October securities trading volume of $239 billion increased by 15 percent over October 2003, but decreased by 17 percent from last month. Year-to-date trading volume totaled $2.6 trillion.

    - Total assets at Countrywide Bank rose to $36 billion, 7 percent higher than September 2004 and more than double the level of October 2003.

    - Monthly net earned premiums at Balboa were $68 million, down 3 percent from October 2003 as a result of lower activity in Balboa Life & Casualty, and year-to-date reached $646 million.

    - Subservicing volume at Global Home Loans totaled $112 billion, a 12 percent increase from October 2003.

"Countrywide's business model continues to produce solid operational results against the backdrop of a dynamic environment," said Stanford L. Kurland, President and Chief Operating Officer. "Industry mortgage origination activity continues to decline, reflecting a seasonal slow-down in purchase activity, although a recent pick-up in refinance activity could partly offset this effect. While Countrywide experienced a decline in purchase production in October, the pipeline of loans-in-process increased to $52 billion. This suggests continued strength in funding levels for the near-term. On the servicing side, our portfolio grew $20 billion from September 2004 to reach a new high of $806 billion, and we became the #1 servicer at the end of the third quarter, according to Inside Mortgage Finance. Diversification efforts were led by Countrywide Bank, as total assets have more than doubled over the last year to $36 billion."

Founded in 1969, Countrywide Financial Corporation is a member of the S&P 500, Forbes 2000 and Fortune 500. Through its family of companies, Countrywide provides mortgage banking and diversified financial services. Mortgage banking businesses include loan production and loan servicing principally through Countrywide Home Loans, Inc., which originates, purchases, securitizes, sells, and services primarily prime-quality loans. Also included in Countrywide's mortgage banking segment is the LandSafe group of companies which provide loan closing services. Diversified financial services encompass banking, capital markets, insurance, and global operations, largely through the activities of Countrywide Bank, a division of Treasury Bank, N.A., a bank offering depository and home loan products; Countrywide Capital Markets, a mortgage-related investment banker; Balboa Life and Casualty Group, whose companies are national providers of property, life and casualty insurance; Balboa Reinsurance, a captive mortgage reinsurance company; and Global Home Loans, a U.K. mortgage banking joint venture in which Countrywide holds a majority interest. For more information about the Company, visit Countrywide's website at www.countrywide.com.

This Press Release contains forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended, regarding management's beliefs, estimates, projections, and assumptions with respect to, among other things, the Company's future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: competitive and general economic conditions in each of our business segments; general economic conditions in the United States and abroad; loss of investment grade rating that may result in an increase in the cost of debt or loss of access to corporate debt markets; reduction in government support of homeownership; the level and volatility of interest rates; interest rate paths; the legal, regulatory and legislative environments in the markets in which the Company operates; and other risks detailed in documents filed by the Company with the Securities and Exchange Commission from time to time. Words like "believe," "expect," "anticipate," "promise," "plan," and other expressions or words of similar meanings, as well as future or conditional verbs such as "will," "would," "should," "could," or "may" are generally intended to identify forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements.


                                 (tables follow)

               COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
                            OPERATING STATISTICS (1)
                             (Dollars in Millions)


                                                            Month Ended                 Year-to-Date
                                                   -----------------------------        ------------
                                                   October 31,        October 31,        October 31,
                                                      2004               2003               2004
                                                   ----------         ----------        ------------
LOAN PRODUCTION

  Number of Working Days in the Period                     21                 23                211
  Average Daily Loan Applications                  $    1,991         $    1,564         $    2,029
  Mortgage Loan Pipeline (loans in process)        $   51,990         $   42,650

  Loan Fundings:
    Consumer Markets Division                      $    9,666         $    8,198         $   90,752
    Wholesale Lending Division                          6,236              6,235             59,081
    Correspondent Lending Division                      9,846             10,908            108,908
                                                   ----------         ----------         ----------
      Total Mortgage Banking                           25,748             25,341            258,741
    Capital Markets                                       729              2,314             14,763
    Treasury Bank (2)                                   2,740              1,310             23,404
                                                   ----------         ----------         ----------
        TOTAL LOAN FUNDINGS                        $   29,217         $   28,965         $  296,908
                                                   ----------         ----------         ----------

  Loan Fundings in Units:
    Consumer Markets Division                          67,098             67,213            649,384
    Wholesale Lending Division                         33,390             38,255            331,356
    Correspondent Lending Division                     55,413             67,709            617,705
                                                   ----------         ----------         ----------
      Total Mortgage Banking                          155,901            173,177          1,598,445
    Capital Markets                                     2,868              9,266             60,027
    Treasury Bank (2)                                  28,081             14,938            236,989
                                                   ----------         ----------         ----------
        TOTAL LOAN FUNDINGS IN UNITS                  186,850            197,381          1,895,461
                                                   ----------         ----------         ----------

  Loan Fundings:
    Purchase (3)                                   $   14,884         $   12,366         $  144,799
    Non-purchase (3)                                   14,333             16,599            152,109
                                                   ----------         ----------         ----------
        TOTAL LOAN FUNDINGS                        $   29,217         $   28,965         $  296,908
                                                   ----------         ----------         ----------

  Government Fundings                              $      832         $    1,774         $   11,419
  ARM Fundings                                     $   16,341         $   10,676         $  155,052
  Home Equity Fundings                             $    3,036         $    1,752         $   24,684
  Subprime Fundings                                $    3,276         $    2,424         $   31,676

LOAN SERVICING (4)

  Volume                                           $  805,922         $  621,000
  Units                                             6,018,496          4,923,935
  Subservicing Volume (5)                          $   16,869         $   11,921
  Subservicing Units                                  171,273            139,983
  Prepayments in Full                              $   14,336         $   14,315         $  150,556
  Bulk Servicing Acquisitions                      $    8,241         $    1,845         $   33,950
  Portfolio Delinquency (%) - CHL (6)                    3.92%              3.54%
  Foreclosures Pending (%) - CHL (6)                     0.37%              0.50%


                                     (more)

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               COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
                            OPERATING STATISTICS (1)
                             (Dollars in Millions)


                                                              Month Ended                   Year-to-Date
                                                    -------------------------------         ------------
                                                    October 31,         October 31,          October 31,
                                                       2004                 2003                 2004
                                                    -----------         -----------         ------------
LOAN CLOSING SERVICES (UNITS)
  Credit Reports                                        660,351             518,308           6,277,467
  Flood Determinations                                  237,386             217,134           2,348,361
  Appraisals                                             77,388              53,783             641,923
  Automated Property Valuation Services                 477,592             399,559           4,428,234
  Other                                                  14,430              11,457             145,004
                                                    -----------         -----------         -----------
      TOTAL UNITS                                     1,467,147           1,200,241          13,840,989
                                                    -----------         -----------         -----------

CAPITAL MARKETS
  Securities Trading Volume (7)                     $   239,128         $   208,429         $ 2,605,941

BANKING
  Assets Held by Treasury Bank (in billions)        $      36.4         $      17.1

INSURANCE
  Net Premiums Earned:
    Carrier                                         $        54         $        59         $       516
    Reinsurance                                              14                  11                 130
                                                    -----------         -----------         -----------
      TOTAL NET PREMIUMS EARNED                     $        68         $        70         $       646
                                                    -----------         -----------         -----------

GLOBAL OPERATIONS
  Global Home Loans Subservicing
    Volume (in billions)                            $       112         $       100

PERIOD-END RATES
  10-Year U.S. Treasury Yield                              4.05%               4.33%
  FNMA 30-Year Fixed Rate MBS Coupon                       5.11%               5.34%

----------

(1) The above data reflect current operating statistics and do not constitute all factors impacting the quarterly and annual financial results of the Company. All figures are unaudited and monthly figures may be adjusted in the reported financial statements of the Company. Such financial statements are provided by the Company quarterly. The Company makes no commitment to update this information for changes in circumstances or events which occur subsequent to the date of this release.

(2) Treasury Bank funds loans for investment purposes; these loans are processed for Treasury Bank by the production divisions.

(3) Purchase fundings include first trust deed and home equity loans used as purchase money debt in the acquisition of a home. Non-purchase fundings include first trust deed refinance loans, home equity refinance loans, and stand-alone home equity loans.

(4) Includes warehouse loans and loans under subservicing agreements for other clients.

(5)     Subservicing volume for other clients.

(6) Expressed as a percentage of the total number of loans serviced, excluding subserviced loans and portfolios purchased at a discount due to their non-performing status.

(7)     Includes trades with Mortgage Banking Division.